Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), effective as of April 28, 2021 (“Effective Date”) is entered into by and between Biosecurity Technology, Inc., a Nevada corporation (Formerly known as Axelerex Corp.) (the “Company”), and Global Food Innovations, LLC (the “Consultant”), a Texas limited liability company.

RECITALS

WHEREAS, Company desires to engage the services of Consultant, on a nonexclusive basis, to act as a general business and scientific consultant, as described further herein, by assisting and advising the Company on the development and enhancement of the Company’s business.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the legal sufficiency of which is acknowledged, the parties covenant and agree as follows:

1. Term of Consultancy. Subject to the terms and conditions set forth herein, Company agrees to retain the Consultant to act as an independent contractor to the Company, and the Consultant agrees to provide the services described herein to the Company. The term of this Agreement shall commence on the Effective Date and end on three year anniversary of the Effective Date (the “Initial Term”), unless terminated earlier as permitted herein. This Agreement shall be automatically renewed at the end of the Initial Term for successive one-year terms (each, a “Renewal Term”), unless either party hereto gives written notice of its intention not to renew sixty days (60) before the expiration of the Initial Term or a Renewal Term, as applicable. The Parties agree that certain terms of this Agreement, including without limitation Section 2 and Section 4 of this Agreement, may be modified in a Renewal Term, with any such modification or amendment to be agreed to in writing by the Parties. The Initial Term and any Renewal Terms shall collectively be referred to herein as the “Term”.

2. Duties of Consultant. Consultant agrees that it will provide to the Company the services (the “Services”) set forth in Schedule A attached hereto.

3. Allocation of Time and Energies; Principals. Consultant and the Company agree that Consultant will perform the Services set forth herein, together with any and all additional or different tasks that Company and Consultant mutually agree upon during the term of this Agreement, in a diligent and professional manner and exclusively by Mark Miller, Mindy Brashears, Dale Woerner and Marcos Sanchez-Plata (each, a “Principal” and collectively, the “Principals”). During the term of this Agreement, Consultant shall have absolute sole discretion to determine where and when to provide the Services. That is to say, no specific hours-per-day requirement will be adhered to, and Consultant will determine when to perform the Services described herein, taking into consideration any and all competing demands on each Principal’s employment by a Tier 1 University System. Notwithstanding the above, and without foregoing same, the parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first six months of the Effective Date of this Agreement, and Consultant will work in good faith to initiate and implement the tasks and Services called for by this Agreement within the such time frame.

It is explicitly understood that Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock.

4. Remuneration. In full consideration of Consultant’s performance of the Services, the Company shall pay Consultant as follows:

a. Commission of Gross Sales. Company shall pay to Consultant a commission of five percent (5%) of Gross Revenues for the Company. As used herein, Gross Revenues means the revenues actually collected from the sale of all products, goods and merchandise sold by Company, without regard to the type of products, goods, or merchandise sold or the industry to which the sale occurred, that is to say, revenues collected from all sales to any customer shall be included (regardless of whether such customer is domestic or international), together with the revenues collected from all services performed by or on behalf of Company (regardless of whether such services are performed domestically or internationally), including but not limited to any and all services performed by Consultant as an agent for Company, together with any and all services performed by any other consultants as an agent for the Company for cash, credit or otherwise, without reserve or deduction for uncollected amounts, and deposits not refunded to customers, less discounts, promotions, rebates or similar normal and customary concessions. Payment shall be made to Consultant on a quarterly basis, with payments being due to Consultant no later than March 1, June 1, September 1, and December 1 each year that this Agreement is in effect. Payment shall be made via wire transfer to an account instructed by Consultant.

b. Warrants. Company shall also cause to be provided to Consultant up to Four Million (4,000,000) Common Stock Warrants (the “Warrants”), granting Consultant the right to purchase shares of Company’s common stock (“Company Shares”) at a cashless exercise price of Zero and 25/100s Dollars ($0.25) per Company Share. The issuance of Warrants shall be in accordance with the Warrant Purchase Agreement attached hereto as Exhibit 4.b.

5.	Termination.

a. Consultant, in its sole discretion, may terminate this Agreement at any time without cause by providing at least thirty (30) days’ prior notice to the Company. Commencing after the third anniversary of the Effective Date, Company, in its sole discretion, may terminate this Agreement at any time without cause by providing at least thirty (30) days’ prior notice to the Consultant.

b. Either party may terminate this Agreement, effective upon written notice to the other party (the “Defaulting Party”), if the Defaulting Party breaches this Agreement and such breach is incapable of cure or, with respect to a breach capable of cure, the Defaulting Party does not cure such breach within ten (10) days after receipt of written notice of such breach.

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6.	Indemnification.

a. Consultant shall defend, indemnify and hold harmless the Company and its affiliates and each of their officers, directors, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, actions, costs or expenses of any kind (including reasonable attorney’s fees) arising out of or resulting from (i) Consultant’s negligence or intentional misconduct in performing the Services, (ii) Consultant’s breach of any representation, warranty or covenant contained in this Agreement, and (iii) Consultant’s breach of any applicable law in performing the Services.

b. Company shall defend, indemnify and hold harmless the Consultant and its officers, directors, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, actions, costs or expenses of any kind (including reasonable attorney’s fees) arising out of or resulting from Company’s breach of any representation, warranty or covenant contained in this Agreement.

7.	Representations. Consultant represents and warrants to Company that:

a. it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

b. when executed and delivered by Consultant, this Agreement will constitute the legal, valid, and binding obligation of Consultant, enforceable against such party in accordance with its terms.

c. it shall perform the Services using personnel of required skill, experience, and qualifications and in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and shall devote adequate resources to meet its obligations under this Agreement.

d. it is in compliance with, and shall perform the Services in compliance with, all applicable laws.

e. it is not required to maintain any licenses and registrations under federal or state law in order to perform the Services set forth herein.

f. to the best of its knowledge, Consultant and its Principals are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

g. it is not a securities Broker Dealer or a registered investment advisor.

h. to the best of its knowledge, Consultant has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

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8. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

9.	Confidential Information and Intellectual Property.

a. Consultant agrees:

i. not to disclose or otherwise make available Confidential Information to any third party without the prior written consent of the Company; provided, however, that Consultant may disclose Confidential Information to its officers, employees, consultants, and legal advisors who have a “need to know”, who have been apprised of this restriction, and who are themselves bound by nondisclosure obligations at least as restrictive as those set forth in this Section;

ii. to use the Confidential Information only for the purposes of performing its obligations under the Agreement; and

iii. to promptly notify the Company in the event it becomes aware of any loss or disclosure of any of the Confidential Information.

b. If Consultant becomes legally compelled to disclose any Confidential Information, the Consultant shall provide prompt written notice of such requirement so that the Company may seek, at its sole cost and expense, a protective order or other remedy and reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, the Consultant remains required by applicable law to disclose any Confidential Information, the Consultant shall disclose no more than that portion of the Confidential Information which, on the advice of the Consultant’s legal counsel, the Consultant is legally required to disclose.

c. For purposes of this Agreement, “Confidential Information” shall mean any information that is treated as confidential by Company, including but not limited to all non-public information about its business affairs, products or services, intellectual property rights, trade secrets, third-party confidential information, and other sensitive or proprietary information, whether disclosed orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential”. Confidential Information shall not include information that: (a) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Consultant; (b) is developed by the Consultant independently of, and without reference to, any Confidential Information; or (c) is received by the Consultant from a third party who is not under any obligation to the Company to maintain the confidentiality of such information.

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d. Intellectual Property.

i. All intellectual property rights, including copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks, service marks, trade secrets, know-how, and other confidential information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, derivative works and all other rights (collectively, “Intellectual Property Rights”) in and to all documents, work product and other materials that are delivered to Company under this Agreement or prepared by or on behalf of Consultant in the course of performing the Services (collectively, the “Deliverables”) shall be owned exclusively by Company. Consultant agrees, and shall cause its Principal and other employees and agents (collectively, “Consultant Personnel”) to agree, that with respect to any Deliverables that may qualify as “work made for hire” as defined in 17 U.S.C. § 101, such Deliverables are hereby deemed a “work made for hire” for Company. To the extent that any of the Deliverables do not constitute a “work made for hire,” Consultant hereby irrevocably assigns, and shall cause the Consultant Personnel to irrevocably assign to Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. Consultant shall cause Consultant Personnel to irrevocably waive, to the extent permitted by applicable law, any and all claims such Consultant Personnel may now or hereafter have in any jurisdiction to so-called “moral rights” or rights of droit moral with respect to the Deliverables.

ii. Consultant grants, and shall cause the Consultant Personnel to grant, to Company a perpetual, fully paid-up, royalty-free, worldwide license to use, perform, display, execute, reproduce, distribute, modify, make, sell, offer to sell and otherwise exploit all Intellectual Property Rights in and to all documents, work product and other materials that are prepared by or created by Consultant in the course of performing the testing and related research of Company’s products and services for third parties, including clients and prospective clients of Company.

e. Feedback. If Consultant or any Consultant Personnel sends or transmits any communications or materials to Company by mail, email, telephone, or otherwise, suggesting or recommending changes to Company products and/or services, including without limitation, new features or functionality relating thereto, or any comments, questions, suggestions, or the like (collectively, “Feedback”), Company is free to use such Feedback irrespective of any other obligation or limitation between the parties governing such Feedback. Consultant hereby assigns, and shall cause the Consultant Personnel to irrevocably assign to Company, all right, title, and interest in, and Company is free to use, without any attribution or compensation to any party, any ideas, know-how, concepts, techniques, or other intellectual property rights contained in the Feedback, for any purpose whatsoever, although Company is not required to use any Feedback

f. Survival. The obligations in this Section 9 shall survive the termination of this Agreement.

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10. Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable travel and research expenses incurred or paid by the Consultant in connection with, or related to, the performance of the Services; provided, in regards to any travel expense, as a condition to the Company reimbursing the Consultant for such expense, the Consultant must receive written approval from the Company as to such expense prior to incurring or paying such expense; provided, further, in regards to any research expense, as a condition to the Company reimbursing the Consultant for such expense, the Consultant must submit to, and receive written approval from, the Company, on a per project basis, a detailed budget, which shall set forth all expenses estimated to be incurred in connection with the completion of such project, prior to incurring or paying such expense. Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

12. Consultant’s Members are University Professors. As of the Effective Date of this Agreement, the Principals are all employed by Texas Tech University, a Tier 1 University located in Lubbock, Texas, as professors in the College of Agricultural Sciences and Natural Resources – Department of Animal Science. In the event that any of the Principal’s become employed by another institution during the term of this Agreement, and that affected Principal remains as a member or manager of Consultant and continues to be able to provide Services consistent with prior practices, this Agreement shall remain in full force and effect.

Understanding that all of the Principals must abide by University policy and other employer-imposed regulations and restrictions, and recognizing that each Principal is a renowned scientist in his or her respective field, Company agrees that it shall present to Consultant any Company written materials, including any and all advertisements, sales pitches, research results, marketing materials, and the like, which refer to the name or likeness of any of the Principals or which specifically refers to the research conducted by or in cooperation with any of the Principals, whether such research was conducted on behalf of Company or not, prior to issuance or delivery to a third party for Consultant’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Failure to comply with this term shall be deemed a material breach of this Agreement.

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13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Biosecurity Technology, Inc

3821 S. 148th Street

Omaha, NE 68130

Attn: Dan Lynn

With a copy to:

Dvorak Law Group, LLC

9500 W. Dodge Rd., Ste. 100

Omaha, NE 68114

Attn: David R. Mayer

To the Consultant:

Global Food Innovations, LLC

1762 FM 2060

Abernathy, TX 79311

Attn: Mark Miller

Either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this Section 13.

14. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nebraska without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. The parties agree that the state or federal courts located in Douglas County, Nebraska shall have exclusive venue of any dispute and will have jurisdiction over all parties.

15. Assignment; Successors and Assigns. Consultant may not assign, transfer, or delegate any of its rights or obligations under this Agreement without the prior written consent of the Company. This Agreement is binding upon and shall insure to the benefit of the parties’ successors and permitted assigns.

16. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17. Counterparts. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

18. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

“Company”: Biosecurity Technology, Inc.

By:	/s/ Dan Lynn
Dan Lynn
Its: CEO

“Consultant”: Global Food Innovations, LLC

By:	/s/ Mark Miller
Mark Miller
Its: Manager

Consulting Agreement

Signature Page

Schedule A

Services

(a) Introduce the Company to potential new clients (whether domestically or internationally), with an emphasis to be on potential new clients in the livestock and food industries, but in no way should Consultant’s ability to introduce the Company to potential new clients in other industries deem to be limited by the foregoing, and Consultant shall use good faith efforts to identify potential new clients across industries during the term of this Agreement;

(b) Research and identify potential application of Company’s goods and services with potential new clients and business partners, including, where applicable and necessary, the conducting of scientific research projects involving Company’s goods and services and potential new clients and business partners;

(c) Conduct meetings, in person or by telephone with potential new clients and business partners, in furtherance of the duties and services described herein in order to further the Company’s plans, goals and activities;

(d) At the Company’s request, review business plans, strategies, mission statements, research proposals, budgets, proposed transactions or other plans;

(e) At the Company’s request, and following Company’s submitting agreed upon payment to Consultant for the costs and expenses associated with performing same, perform or have performed certain research projects investigating the viability of Company’s products or services in certain industries or applications;

(f) Provide input to Company’s marketing and sales plans concerning new goods, programs, or services could impact or serve the livestock or food sector; and

(g) Perform other tasks which contribute to the Company’s efforts to expand its footprint and product offerings in the livestock and food sector, together with the Company’s efforts to expand its footprint in any and all other industries in which its products may already be used or may be introduced in the future as a viable solution, with the number and types of tasks to be performed to be subject to Consultant’s sole discretion.

Consulting Agreement

Schedule A

Exhibit 4.b

Purchase Warrant Agreement

(See attached)

Consulting Agreement

Exhibit 4.b

THE WARRANTS AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

PURCHASE WARRANT AGREEMENT

This Purchase Warrant Agreement (this “Agreement”), effective as of April 28, 2021 (the “Effective Date”), is entered into by and between Biosecurity Technology, Inc., a Nevada corporation (formerly known as Axelerex Corp.) (the “Company”), and Global Food Innovations, LLC, a Texas limited liability company (the “Holder”).

RECITALS

WHEREAS, Company and Holder are entering into that certain Consulting Agreement, dated of even date herewith (the “Consulting Agreement”), pursuant to which Holder has agreed to perform certain Services (as defined in the Consulting Agreement) for Company;

WHEREAS, in partial consideration of Holder’s performance of Services, Company desires to issue to Holder the Warrants (as defined below), subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the legal sufficiency of which is acknowledged, the parties covenant and agree as follows:

1. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which such Warrant is then being exercised pursuant to Section 4 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Omaha, Nebraska are authorized or obligated by law or executive order to close.

“Common Stock” means (i) the common stock, of the Company, $0.001 par value per share, as authorized as of the date hereof and (ii) any capital stock into which the securities described in subsection (i) shall have been converted, exchanged or reclassified following the date hereof.

“Exercise Date” means, for any given exercise of each Warrant, the date on which the conditions to such exercise as set forth in Section 4 shall have been satisfied at or prior to 5:00 p.m. (Central) on a Business Day, including, without limitation, the receipt by the Company of the Notice of Exercise.

“Fair Market Value” means, if the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the- counter market (a “Trading Market”), the fair market value of a share of Common Stock shall be the closing price or last sale price of a share of the Common Stock reported for the Business Day immediately before the date on which Holder delivers its Notice of Exercise to the Company. If the Company’s Common Stock is not traded in a Trading Market, the Board of the Company shall determine the fair market value of a share of Common Stock in its reasonable good faith judgment.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Warrant Shares” means the shares of Common Stock of the Company then purchasable upon exercise of each Warrant in accordance with the terms of this Agreement.

2.	Warrants. The Company hereby agrees to issue the following warrants to Holder:

(a) The Company shall issue, on the Effective Date, a warrant (the “Initial Warrant”) to Holder which certifies that Holder is entitled to purchase from the Company One Million (1,000,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of Zero and 25/100 Dollars ($0.25) (the “Exercise Price”), subject to the terms and conditions of this Agreement.

(b) Provided the Consulting Agreement is still in force and effect and subject to the terms and conditions of this Agreement, the Company shall issue, on each anniversary of the Effective Date for three (3) consecutive years, an additional warrant (each, an “Additional Warrant”, and along with the Initial Warrant, each a “Warrant” and collectively the “Warrants”) to Holder which certifies that Holder is entitled to purchase from the Company Additional Shares of Common Stock that are duly authorized, validly issued, fully paid and nonassessable at a purchase price per share of the Exercise Price. For purpose of this Agreement, “Additional Shares” means an amount of shares equal to the product of (i) Two Hundred and Fifty Thousand (250,000) multiplied by (ii) (x) the number of Principals (as defined in the Consulting Agreement) performing Services on behalf of the Consultant in a meaningful manner in the reasonable discretion of Company as of such anniversary plus (y) the number of Principals not performing Services on behalf of the Consultant due to death or being deemed Disabled as of such anniversary. Notwithstanding anything herein to the contrary, the maximum amount of Additional Shares per Additional Warrant shall be One Million (1,000,000) shares. By way of example, if, on the third (3rd) anniversary of the Effective Date, two (2) Principals are performing Services on behalf of the Consultant and one (1) Principal is not performing Services on behalf of the Consultant due to either being deemed Disabled or having died, the Additional Warrant issued by the Company to Holder shall be for Seven Hundred Fifty Thousand (750,000) shares of Common Stock.

(c) For purposes of this Agreement, “Disabled” means, in regards to a Principal, physically and/or mentally unable to perform all or substantially all of such Principal’s usual and customary duties as a Principal under the Consulting Agreement currently and for the foreseeable future and such inability has continued for at least six (6) consecutive months. The determination of whether a Principal is “Disabled” under the foregoing definition shall be made by one or more physicians selected for that purpose by the Company.

3. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after each respective Warrant is issued and prior to 5:00 p.m. (Central) on the seventh (7th) anniversary of the Effective Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder may exercise each Warrant for all but not less than all of the Warrant Shares purchasable thereunder (subject to adjustment as provided herein).

4. Exercise of Warrant.

(a) Exercise Procedure. Each Warrant may be exercised by the Holder delivering the Company a duly executed Notice of Exercise form, attached hereto as Exhibit A (the “Notice of Exercise”), from time to time on any Business Day during the Exercise Period, for all but not less than all of the Warrant Shares purchasable thereunder, and payment to the Company of the Aggregate Exercise Price in accordance with Section 4(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made by instructing the Company to issue Warrant Shares then issuable upon exercise of each Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender each Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

X = Y(A - B) ÷ A

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares purchasable under such Warrant.

A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date. B = the Exercise Price.

(c) Fractional Shares. The Company shall not issue a fractional Warrant Share upon exercise of any Warrant. In the event of withholding of Warrant Shares where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (i) such incremental fraction of a share being so withheld multiplied by (ii) the Fair Market Value per Warrant Share as of the Exercise Date.

(d) Delivery of Stock Certificates. Within a reasonable time after each Warrant is exercised hereunder, the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issued upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 4(c). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Notice of Exercise. Each Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(e) Company’s Representations and Covenants. The Company hereby represents, covenants and agrees:

(i) Each Warrant is, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of each Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be reasonably necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, free and clear of all taxes, liens and charges except for restrictions imposed by applicable federal and state securities laws.

(iii) The Company shall take commercially reasonable actions to help cause the Warrant Shares to be issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.

(iv) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of each Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(f) Conditional Exercise. Notwithstanding any other provision hereof and subject to the Exercise Period, if an exercise of any Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(g) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of the Warrants, the maximum number of Warrant Shares issuable upon the exercise of the Warrants, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of any Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

5.	Adjustment to Number of Warrant Shares.

(a) Stock Dividends and Split-Ups. If after the Effective Date, and subject to the provisions of Section 5(c), the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable upon exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock upon the Holder’s delivery of the Notice of Exercise.

(b) Aggregation of Shares. If after the Effective Date, and subject to the provisions of Section 5(c), the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable upon exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock upon the Holder’s delivery of the Notice of Exercise.

(c) Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 6.1(a) and (b), the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(d) Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or split-up, aggregation or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Sections 6.1(a) and (b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under each Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised such Warrant immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Holder’s rights under this Agreement to insure that the provisions of this Section 5 shall thereafter be applicable, as nearly as possible, to each Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of such Warrant. The provisions of this Section 5(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(e) Notice of Adjustment. As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to the provisions of this Section 5, the Company shall furnish to the Holder notice setting forth in reasonable detail such adjustment and the facts upon which it is based.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, or (iii) authorizes any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend or transaction. Notwithstanding anything to the contrary in this Section 5(f), the failure to deliver any notice under this Section 5(f) or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

6.	Registration and Transfer.

(a) Registration. Each Warrant shall be issued in registered form only. The Company shall maintain books and records (the “Records”) for the registration of original issuance, the adjustments contemplated herein, the transfer of any Warrant and any other information relevant to the terms and conditions of this Agreement. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any transfer of the Warrant effected in accordance with the provisions of this Agreement.

(b) Transfer of Warrant. Subject to the provisions of this Agreement and compliance with applicable securities laws, each Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon (i) delivery of written notice to the Company stating the name, address and taxpayer identification number, the Warrant being transferred and such other information describing the transfer (including that the transferee has agreed to be bound by the terms and conditions of this Agreement), together with funds sufficient to pay any transfer taxes incurred with the making of such transfer and (ii) delivery of an opinion of counsel reasonably satisfactory to the Company that the transfer of the Warrant will be in compliance with applicable securities laws. Upon such delivery, Company shall update the Records to reflect the transferee as holder of the transferred Warrant.

7. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 5(f)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of each Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Agreement shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of each Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8. Representations of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Holder is acquiring each Warrant and the Warrant Shares to be issued upon exercise thereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of any Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(b) The Holder understands and acknowledges that each Warrant and the Warrant Shares to be issued upon exercise thereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of each Warrant and the Warrant Shares to be issued upon exercise thereof. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

9. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Biosecurity Technology, Inc.

3821 S. 148th Street

Omaha, NE 68130

Attn: Dan Lynn

With a copy to:

Dvorak Law Group, LLC

9500 W. Dodge Rd., Ste. 100

Omaha, NE 68114

Attn: David R. Mayer

To the Consultant:

Global Food Innovations, LLC

1762 FM 2060

Abernathy, TX 79311

Attn: Mark Miller

Either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this Section.

10. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11. Successors and Assigns; No Third-Party Beneficiaries. This Agreement is for the sole benefit of and binding upon the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

12. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13. Amendment and Modification; Waiver. Except as otherwise provided herein, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nebraska without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. The parties agree that the state or federal courts located in Douglas County, Nebraska shall have exclusive venue of any dispute and will have jurisdiction over all parties.

16. Counterparts. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Rest of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

Biosecurity Technology, Inc.

By:
Name: Dan Lynn
Title: CEO

HOLDER:

Global Food Innovations, LLC

By:
Name: Mark Miller
Title: Manager

Purchase Warrant Agreement

Signature Page

EXHIBIT A

Notice of Exercise

Exercise Date:

To: Biosecurity Technology, Inc.

The undersigned, subject to the provisions set forth in that certain Purchase Warrant Agreement, dated April 28, 2021 (the “Agreement”), hereby irrevocably elects to purchase the number of shares of Common Stock of Biosecurity Technology, Inc., a Nevada corporation (the “Company”), subject to the applicable Warrant, each as set forth below. The undersigned hereby agrees to pay the Aggregate Exercise Price for such shares of Common Stock in accordance with the terms and conditions of the Agreement. The undersigned reaffirms the representations and warranties set forth in Section 8 of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

Date of Issuance of Warrant:

Number of Shares of Common Stock:

The undersigned requests that certificates for the shares of Common Stock be issued in the name of:

Name:
Address:
SSN / Tax ID:
Number of Shares:

HOLDER:

By:
Name:
Title: